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                                                                     EXHIBIT 8.1

                                  SUBSIDIARIES

                               NAME                                             JURISDICTION OF INCORPORATION
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
Quilmes International (Bermuda) Ltd.                                        Bermuda
Cerveceria y Malteria Quilmes S.A.                                          Argentina
Eco de los Andes S.A.                                                       Argentina
Cerveceria Paraguaya S.A.                                                   Paraguay
Colosas S.A.                                                                Paraguay
Noitca Ltd.                                                                 British Virgin Islands
Landgon Investments Inc.                                                    Delaware, USA
Melville Investments Inc.                                                   Delaware, USA
Sociedad de Inversiones y Comercio Vienher S.A.                             Panama
Compania Salus S.A.                                                         Uruguay
Coroplas S.A.(*)                                                            Argentina
Quilmes Do Brasil Ltda.                                                     Brazil
Publicidad Relator S.A.                                                     Argentina
Embotelladoras del Interior S.A. (*)                                        Argentina
Etel S.A.I.C. y F.                                                          Argentina
Seven Up Consesiones S.A.I. y C.                                            Argentina
Embotelladora Perla de Norte S.A.I.C.I.A. y F.                              Argentina
Intergal S.A.                                                               Uruguay
Aydecar S.A.                                                                Argentina
Inversiones Bemberg Chile Ltda.                                             Chile
Cerveceria Chile S.A.                                                       Chile
Embotelladora del Uruguay S.A.                                              Uruguay
Fabrica Paraguaya de Vidrios S.A.                                           Paraguay
Inversiones Cerveceras S.A.                                                 Panama
Cerveceria Taquina S.A.                                                     Bolivia
Cerveceria Boliviana Nacional S.A.                                          Bolivia
Embotelladora 9 de Julio S.A.I.C.I. y F.                                    Argentina
Quilmes Industrial S.A.                                                     Argentina
Linthal S.A.(+)                                                             Uruguay
La Luisiana S.A(+).                                                         Uruguay
Special Purpose Vehicle Salus S.A.(+)                                       Uruguay
CCBA S.A.(+)                                                                Argentina
CCBP S.A.(+)                                                                Paraguay

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(*) In the process of merging with Cerveceria y Malteria Quilmes S.A

(+) Subsidiary as of February 1, 2003.

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